CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Target Fund’s Service Providers” and “Financial Highlights” in the Combined Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Prospector Funds, Inc.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated April 30, 2024, and each included in this Post-Effective Amendment No. 28 on the Registration Statement (Form N-1A, File No. 333-143669) of Prospector Funds, Inc. (the “Registration Statement”), filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Proxy Statement/Prospectus included in this Registration Statement.

We also consent to the incorporation by reference of our reports dated February 27, 2024, with respect to Prospector Capital Appreciation Fund and Prospector Opportunity Fund (the “Funds”) (the funds constituting Prospector Funds, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 12, 2024